Exhibit 99.1

February 9, 2016

We are pleased to provide you with a brief summary of your company’s financial results for the year ended December 31, 2015. Net income for the year was $7.9 million, or $1.77 per share, compared to $7.7 million, or $1.73 per share for 2014. Results for 2015 were positively impacted by increases in net interest income of $217 thousand and in noninterest income of $883 thousand. These positive variances were partially offset by an increase in the provision for loan losses of $205 thousand, noninterest expenses of $710 thousand and the provision for income taxes of $206 thousand.

During 2015 total assets grew a modest 0.8% to $628.9 million. Total loans outpaced total asset growth as we used excess liquidity to fund loan demand. Total loans increased 3.2% to $506.7 million as of December 31, despite sales of qualifying residential mortgages to the secondary market totaling $131.1 million for 2015 compared to sales of $94.7 million for 2014. Loans serviced for others grew $56.9 million to $422.3 million as of December 31, 2015 from $365.4 million as the prior year end. The Company had total capital of $53.6 million with a book value per share of $12.02 as of December 31, 2015 compared to $51.4 million and $11.54 per share at December 31, 2014.

We would like to offer a few observations about our 2015 financial performance. In general we were pleased with our net income growth, despite it being a modest 2.3% over last year. We would have liked our assets to increase at a more rapid pace than they did in 2015, though a modest reduction in borrowings did mask asset growth a bit. As a result our 2016 business plan calls for increasing our core deposits and overall assets at a more robust pace than in 2015. Finally, we are very pleased with our loan portfolio quality measurements. Traditionally we have maintained a high quality portfolio, but at year end our delinquent loan measurements were better than usual. Our net charge o s for all of 2015 were $42 thousand, good results for a loan portfolio exceeding $500 million. This is probably an apt place to remind our shareholders that past performance does not guarantee future results.

While our local economy is relatively diverse we still rely on visitors to our region spending money on lodging, restaurants, attractions and retailers. Our ski areas have invested literally millions of dollars on enhancing their snow making operations to protect their revenues when snow does not fall. Christmas Eve and Christmas Day brought temperatures in the mid-sixties, essentially melting all of the snow we had and shutting down snow guns throughout the region. We have had poor December’s in the past and will again. Our local businesses are used to adapting to the vagaries of weather and visitor behavior. That said, a poor December will put some strain on the tourism industry and its employees as attempts are made to cut costs and manage diminished cash flow. Inevitably there will be businesses that suffer more than others. We too have managed through difficult tourism seasons and will continue to work with our customers to assist those who are viable to manage through the short term and prosper over the long term.

Outside of the poor weather and its effect on the tourism industry, the local economy seems to be holding its own, with some level of improvement year over year. There seems to be a major disconnect between the real economy and stock markets. If we were to believe the message that Wall Street seems to be sending, we would anticipate a slowing, difficult economy over the next months and years. Yet regionally we don’t sense movement in this direction, in fact we sense the opposite. With the mixed signals we are receiving we will continue to operate your company conservatively though opportunistically, seeking growth when it is profitable to do so.

Enclosed please find your dividend check or advice of deposit representing a dividend of $.27 per share.

If you need assistance with a change in registration of certificates, combining your certificates into one, reporting lost certificates, non-receipt or loss of dividend checks, assistance regarding direct deposit of dividends, information about the Company, or to receive copies of financial reports, please contact Kristy Adams Alfieri, Assistant Secretary at 802-888-0982 or contact our Transfer Agent at the address and phone number listed below:

TRANSFER AGENT:
Broadridge Corporate Issuer Solutions, Inc. P.O. Box 1342 Brentwood, NY 11717 (866)-321-8022 or (720)-378-5956 E-mail: shareholder@broadridge.com

NASDAQ STOCK MARKET

Ticker Symbol: UNB Corporate Name: Union Bankshares, Inc. Corporate Address: 20 Lower Main Street PO Box 667 Morrisville, VT 05661-0667 Investor Relations: UBLOCAL.COM

		Kenneth D. Gibbons Chairman	David S. Silverman President & Chief Executive Officer

About Union Bankshares

Union Bankshares, Inc. operates as the holding company for Union Bank, which provides commercial, retail and municipal banking services and asset management services throughout northern Vermont and New Hampshire. Union Bank was founded in 1891 in Morrisville, Vermont, where the Bank’s and its holding company’s headquarters are located. Union Bank operates 17 banking offices and two loan centers and several ATMs throughout its geographical footprint.

Union Bank has earned an outstanding reputation for residential lending programs and has recently been named, for the third consecutive year, the USDA RD Vermont lender of the year. Union Bank is also an SBA Preferred lender and has an outstanding Community Reinvestment Act rating.

Consolidated Balance Sheets (unaudited, in thousands)			Consolidated Statements of Income (unaudited, in thousands)					Union Bankshares, Inc.

								DIRECTORS	OFFICERS
								Kenneth D. Gibbons-Chairman	Kenneth D. Gibbons - Chairman
								Steven J. Bourgeois	David S. Silverman - President & CEO
ASSETS	DEC. 31, 2015	DEC. 31, 2014	DEC. 31, 2015		DEC. 31, 2014	DEC. 31, 2015	DEC. 31, 2014	John M. Goodrich	Karyn J. Hale - Chief Financial Officer

								Timothy W. Sargent	John H. Steel - Secretary
				(3 months ended)		(12 months ended)
								David S. Silverman	Kristy Adams Alfieri - Assistant Secretary
Cash and Due from Banks	$4,217	$4,822	Interest Income	$6,378	$6,298	$25,144	$24,852
								John H. Steel	Jeffrey G. Coslett - Vice President
Federal Funds Sold & Overnight Deposits	13,744	36,922	Interest Expense	478	521	2,025	2,155	Schuyler W. Sweet
			Net Interest Income	5,900	5,777	23,119	22,697	Neil J. Van Dyke
Interest Bearing Deposits in Banks	12,753	12,252	Provision for Loan Losses	150	45	550	345		REGIONAL ADVISORY BOARD MEMBERS
								Union Bank
Investment Securities	59,327	52,964	Net Interest Income After Provision for Loan Losses	5,750	5,732	22,569	22,352
Loans Held for Sale	5,635	10,743						DIRECTORS
			Trust Income	181	177	719	726	Kenneth D. Gibbons-Chairman	Michael R. Barrett - St. Johnsbury
Loans, net	501,021	480,333	Noninterest Income	2,217	1,944	9,073	8,183	Steven J. Bourgeois	Joel S. Bourassa - Northern NH
								Dawn D. Bugbee	Steven J. Bourgeois - St. Albans
Reserve for Loan Losses	(5,201)	(4,694)	Noninterest Expenses:					John M. Goodrich	Stanley T. Fillion - Northern NH
			Salaries & Wages	2,437	2,222	9,517	8,916	Timothy W. Sargent	Rosemary H. Gingue - St. Johnsbury
Premises and Equipment, net	13,055	11,853						David S. Silverman	John M. Goodrich - St. Johnsbury
			Pension & Employee Benefits	735	663	2,977	2,725	John H. Steel	Richard L. Isabelle - St. Johnsbury
Other Real Estate Owned, net	—	297						Schuyler W. Sweet	Christopher M. Knapp - Northern NH
			Occupancy Expense, net	293	293	1,279	1,199	Neil J. Van Dyke	Coleen K. Kohaut - St. Albans
Accrued Interest & Other Assets	24,328	18,571							Justin P. Lavely - St. Johnsbury
			Equipment Expense	529	441	1,875	1,674		Daniel J. Luneau - St. Albans
Total Assets	$628,879	$624,063							Mary K. Parent - St. Johnsbury
			Other Expenses	1,690	1,958	6,656	7,080		Samuel H. Ruggiano - St. Albans
									David S. Silverman - All
			Total	5,684	5,577	22,304	21,594		Schuyler W. Sweet - Northern NH
LIABILITIES & SHAREHOLDERS' EQUITY	DEC. 31, 2015	DEC. 31, 2014
			Income Before Taxes	2,464	2,276	10,057	9,667
			Income Tax Expense	537	391	2,179	1,973	Union Bank Offices (ATMs at all Branch Locations)
Noninterest Bearing Deposits	$99,826	$90,385
			Net income	$1,927	$1,885	$7,878	$7,694
Interest Bearing Deposits	310,203	302,722						VERMONT
			Earnings per share	$0.44	$0.43	$1.77	$1.73	Danville	421 Route 2 East	802-684-2211
Time Deposits	150,379	158,957						Fairfax	Jct. Routes 104 & 128	802-849-2600
			Book Value Per Share			$12.02	$11.54	Hardwick	103 VT Route 15 West	802-472-8100
Borrowed Funds	9,564	15,118						Jeffersonville	44 Main Street	802-644-6600
								Johnson	198 Lower Main Street	802-635-6600
Accrued Interest & Other Liabilities	5,339	5,447						Lyndonville	183 Depot Street	802-626-3100
								Morrisville	20 Lower Main Street	802-888-6600
Common Stock	9,864	9,859							65 Northgate Plaza	802-888-6860
								Newport	Loan Center
Additional Paid in Capital	501	418							325 East Main Street	802-334-0750
								St. Albans	15 Mapleville Depot	802-524-9000
Retained Earnings	49,524	46,462						St. Johnsbury	364 Railroad Street	802-748-3131
Accumulated Other Comprehensive (Loss) Income	(2,302)	(1,380)							325 Portland Street	802-748-3121
								S. Burlington	Loan Center
									30 Kimball Avenue	802-865-1000
Treasury Stock at Cost	(4,019)	(3,925)						Stowe	47 Park Street	802-253-6600
								NEW HAMPSHIRE
Total Liabilities & Shareholders' Equity	$628,879	$624,063						Groveton	3 State Street	603-636-1611
Standby letters of credit were $1,614,000 and $1,725,000 at December 31, 2015 and 2014, respectively.								Littleton	263 Dells Road	603-444-7136
									76 Main Street	603-444-5321
								Lincoln	135 Main Street	603-745-4000
								N. Woodstock	155 Main Street	603-745-2488